Exhibit 23.2

Consent of Independent Registered Public Accounting Firm PricewaterhouseCoopers S.C.

We hereby consent to the use in this Registration Statement on Form S-4 of Intcomex, Inc. of our report dated March 28, 2008 relating to the financial statements of Centel, S.A. de C.V., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers S.C.

Mexico City

January 24, 2011